                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              24/7 REAL MEDIA, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)  Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies: Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
3)  determined):
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

|_| Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    1)  Amount previously paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                              24/7 REAL MEDIA, INC.
                                  1250 BROADWAY
                            NEW YORK, NEW YORK 10001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The annual meeting of stockholders of 24/7 Real Media, Inc. will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th floor, New York, New York 10036 on Friday, December 14, 2001, at 10:00 a.m., local time, for the following purposes:

         1. to elect two nominees as our Class III directors to serve until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

         2. to ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001; and

         3. to transact any other business as may properly come before the meeting or at any adjournment thereof.

         Our board of directors has fixed the close of business on Wednesday, November 21, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on Wednesday, November 21, 2001 will be entitled to notice of, and to vote at, the annual meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 1250 Broadway, New York, New York 10001.

         All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                             YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        By order of the board of directors,

                                        DAVID J. MOORE
                                        President and Chief Executive Officer

November 26, 2001

                              24/7 REAL MEDIA, INC.
                                  1250 Broadway
                            New York, New York 10001

                                 PROXY STATEMENT

GENERAL

         This proxy statement is being furnished to the stockholders of 24/7 Real Media, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 10:00 a.m., local time, on Friday, December 14, 2001, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about Monday, November 26, 2001.

         Only stockholders of record at the close of business on Wednesday, November 21, 2001, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had outstanding 49,507,662 shares of common stock, par value $.01 per share, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

PROPOSALS FOR CONSIDERATION

         Our board of directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the following proposals:

         1. to elect two Class III directors to serve until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

         2. to ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001.

         If other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their judgment.

COSTS OF PROXIES

         We will incur the cost of the annual meeting and the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

VOTING RIGHTS AND PROXIES

         Stockholders who execute proxies may revoke them by giving written notice to our Chief Executive Officer at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

         All proxies received in response to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where votes are specified, the proxies will be voted in accordance with such instructions. If no instructions are given, the persons named in the proxy solicited by our board of directors intend to vote:

         FOR the nominees for election as Class III directors listed in this proxy statement; and

         FOR the ratification of the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001.

         With regard to the election of the directors, votes cast may be withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of the directors, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which such abstentions are noted.

         Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the election of a director at our annual meeting is required to elect the Class III directors named herein.

         The board of directors currently has seven members. David J. Moore and Richard Burns are the Class I directors, whose terms expire at the 2002 annual meeting. John F. Barry, Robert Perkins and Moritz Wuttke are the Class II directors, whose terms expire at the 2003 annual meeting. Philipp Gerbert and Arnie Semsky are the Class III directors whose current term expires at the 2001 annual meeting. Mr. Gerbert and Mr. Semsky are the nominees for election at this annual meeting. Directors' terms are subject to the election and qualification of their successors or to their earlier death, resignation or removal.

         Messrs. Gerbert and Wuttke were designated as directors, subject to the consent of the Company, by PubliGroupe USA Holding, Inc., pursuant to the Agreement and Plan of Merger dated October 30, 2001 by and among the Company, Continuum Holding Corp., PubliGroupe USA Holding, Inc. and Real Media, Inc.

         If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our board of directors; if none, the size of the board of directors will be reduced. We have no reason to believe that the nominee will be unable or unwilling to serve if elected. There are no family relationships between any of our directors or executive officers.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. SEMSKY AND MR. GERBERT AS DIRECTORS.

DIRECTOR INFORMATION

         Set forth below is information about the nominee and each continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

         DAVID J. MOORE, age 49, has been our Chief Executive Officer and a director since February 1998. Mr. Moore was President of Petry Interactive, an Internet advertising network and a predecessor to our company, from December 1995 to February 1998. From 1993 to 1994, Mr. Moore was President of Geomedica, an online service for physicians, which he sold to Reuters. From 1982 to 1992, Mr. Moore was a Group Vice President at Hearst/ABC-Viacom Entertainment Services, a media company, where he participated in the launch of Cable Health Network, Lifetime Television, Lifetime Medical Television, a service targeted to physicians, and HealthLink Television, a physician waiting room television service. From 1980 to 1982, Mr. Moore had a television advertising sales position with Turner Broadcasting. Mr. Moore received a B.A. degree in Communications from Northern Illinois University.

         JOHN F. BARRY III, age 48, has been a director since February 1998. Mr. Barry is presently the Managing General Partner of Prospect Street Ventures, a private equity and venture capital firm, which he joined in 1990. From 1988 to 1989, he was the head of investment banking at L.F. Rothschild & Co., an investment banking firm. From 1983 to 1988, he was a corporate finance specialist at Merrill Lynch, an investment banking firm, and from 1979 to 1983, he was a securities attorney with the law firm of Davis Polk & Wardwell. Mr. Barry serves on the boards of directors of nine information technology companies, including Skyline Multimedia, Inc. Mr. Barry is also the chairman of Bondnet Trading Systems, Inc. Mr. Barry received a J.D. degree from Harvard Law School and a B.A. degree in History from Princeton University.

         PHILIPP A. GERBERT, age 40, a director since 2001, has been a Partner and Director of The McKenna Group, a high-tech strategy consulting firm headquartered in Silicon Valley, since October 1998. From 1991 to 1998, he worked for McKinsey & Company. Mr. Gerbert holds a Master's Degree from the Max-Planck Institute, Munich, Germany, a Certificate from Ecole Normale Superieure, Paris, France, and a Ph.D. from MIT, Cambridge, MA.

         ARNIE SEMSKY, age 54, has been a director since June 1998. Mr. Semsky has been self-employed as a media advisor since January 1999. He previously served as the Executive Vice President, Worldwide Media Director and Board member of the BBDO Worldwide unit of Omnicom Group, the parent company of a group of advertising agencies, for 20 years. Prior to that time, he was Vice President, National TV for Grey Advertising. Mr. Semsky is a senior advisor for ESPN and the ESPN/ABC Sports Customer Marketing and Sales unit. Mr. Semsky currently serves on the Board of Directors of iPing.com and the John A. Reisenbach Foundation. He is on the Board of Advisors of several Internet companies, including Breakthrough Commerce, LLC; BrandEra.com; On2.com; and CoolHunter.com. Mr. Semsky received a B.A. degree in English from Pace University.

         RICHARD BURNS, age 41, has been a director since October 2001. Mr. Burns is currently the President and Chief Executive Officer of Thomson Financial Media, a company holding the banking, insurance and electronic commerce media assets of The Thomson Corporation, which he joined in 1999. From 1995 to 1999 he served as president and CEO of Euromoney Publications America and Institutional Investor magazine. Mr. Burns received BA and MA degrees from Oxford University and an MS from Columbia University's Graduate School of Journalism.

         ROBERT J. PERKINS, age 54, has been a director since October 2001. Mr. Perkins was most recently a partner at the Peppers and Rogers Group, a leading global customer relationship management consulting firm, from 1999 to 2000. In 1998 he founded and became CEO of Chamber Communications, a for-profit branch of the US Chamber of Commerce. He was Chief Marketing Officer at both Playboy Enterprises and Calvin Klein Inc. as well as Senior Vice President of Marketing at Pizza Hut from 1991 to 1994. Before beginning his business career, Mr. Perkins was a USAF Instructor Pilot in T-38A supersonic, fighter-type aircraft. Mr. Perkins received an MA degree from Texas Tech University and a BBA degree from the University of Iowa.

         MORITZ F. WUTTKE, age 36, has been a director since October 2001. Mr. Wuttke has been the Head of Business Development at Publigroupe SA since October 2001 and was the Head of e-Business Development at PubliOnline, the new media divison of Publigroupe, from October 1999 to October 2001. From January 1997 to July 1999, Mr. Wuttke was a Managing Director and partner of Artemedia Online SA, a Swiss interactive media agency; from April 1995 to December 1996, Mr. Wuttke was a Vice President for Multimedia Development SA, which provided multimedia and web publishing services; from April 1994 to March 1995, Mr. Wuttke was a founder and managing director of OnlinePark GmbH, the first internet access and consumer portal in Germany. Mr. Wuttke received masters degrees in Science and Business Administration from the Technical University of Berlin.

         OTHER EXECUTIVE OFFICER INFORMATION

         Set forth below is information about each executive officer, including data on their business backgrounds. The information concerning the executive officers and their security holdings has been furnished to us by each executive officer.

         MARK E. MORAN, age 39, has been Senior Vice President, Secretary and General Counsel since April 1998. From June 1993 to April 1998, Mr. Moran was an associate attorney at the law firm of Proskauer Rose LLP. From April 1986 to May 1993, Mr. Moran was a financial analyst in the Securities Processing Division of The Bank of New York. Mr. Moran received a J.D. degree from Fordham Law School, a M.B.A. degree in Finance from Fordham Graduate School of Business, and a B.A. degree in Economics from The University of Virginia.

         ANTHONY PLESNER, age 43, has been the Chief Operating Officer since April 2001. From October 2000 to March 2001, Mr. Plesner was our Senior Vice President, Strategic Planning. Mr. Plesner brings to our company more than 15 years of experience directing finance, business development and operations at a series of information and software-focused organizations. From March 1999 to October 2000, he was responsible for finance and business development with Medscape, a leading healthcare information and services organization. In May 1998, Mr. Plesner founded nicheConsulting, an organization focused on supporting its clients through assistance with/implementation of key programs in strategy, business partnering and operational efficiencies. From January 1997 to May 1998, Mr. Plesner served as Chief Financial Officer and Vice President of Corporate Development for Confer Software, an internet-based workflow engine vendor. From February 1985 to December 1996, Mr. Plesner held a variety of key roles at Reuters, the worldwide information organization, where he was responsible for managing key operations in finance, business development and planning, from early stage through significant growth, both in the core activities of the company as well as in its new internet and content offerings. Mr. Plesner received an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh and a B.A. degree in Economics and Economic History from Manchester University (Great Britain).

         NORMAN BLASHKA, age 47, has served as Real Media's Chief Financial Officer and Executive Vice President since September 1999 and Secretary since October 1999. Before joining Real Media, from January 1997 to September 1999, Mr. Blashka was Senior Vice President and Chief Financial Officer of Mickelberry Communications, Inc., an integrated marketing services company, and Executive Vice President of Union 50 58 Capital Corporation, a merchant bank and holding company affiliated with Mickelberry. From January 1999 to September 1999, Mr. Blashka was also the Chief Investment Officer at Union Capital. From October 1993 to September 1996, Mr. Blashka was the Vice President and Chief Financial Officer of Lang Communications, L.P., a privately-held magazine publisher. Mr. Blashka, a certified public accountant, obtained an M.B.A. from Columbia University's Graduate School of Business and a B.A., summa cum laude, in economics from the State University of New York, College at New Paltz.

COMPENSATION OF DIRECTORS

         Directors do not receive salaries or cash fees for serving as directors or for serving on committees. All members of the board of directors who are not employees or consultants are reimbursed for their expenses for each meeting attended and are eligible to receive stock options pursuant to our 1998 stock incentive plan. On October 15, 2001, each non-employee director was granted a non-qualified option to purchase 50,000 shares of common stock, at $0.15 per share, vesting in three annual installments on the first three anniversaries of the date of grant, and exercisable for a period of 10 years from the date of grant. The Board also adopted a policy that each continuing board member will be granted 16,667 options on October 15 of each year at the fair market value on the date of grant, with such options vesting in three equal annual installments. Previously, under the 1998 stock incentive plan, in 1998 each then-serving non-employee director was granted a non-qualified option to purchase 18,750 shares of common stock at the fair market value on the date of grant. The 1998 stock incentive plan also provided that each new non-employee director would be granted, on the date of his or her election or appointment, a non-qualified option to purchase 18,750 shares of common stock at the fair market value on the date of grant. On September 7, 2000, each non-employee director was granted a non-qualified option to purchase 4,688 shares of common stock at a fair market value on the date of grant, or a pro rata portion thereof if the director did not serve the entire year.

EXECUTIVE EMPLOYMENT AGREEMENTS

         We have entered into employment agreements providing for annual compensation in excess of $100,000 with certain of our executive officers. The material terms of the employment agreements generally are as follows:

         the employment term runs through December 31, 2001, except as stated below, and is automatically renewable for successive one-year terms unless either party gives written notice to the other at least six months prior to the expiration of the then employment term;

         during the employment term and thereafter, we will indemnify the executive to the fullest extent permitted by law, in connection with any claim against such executive as a result of such executive serving as one of our officers or directors or in any capacity at our request in or with regard to any other entity, employee benefit plan or enterprise;

         any dispute or controversy arising under or in connection with the employment agreement (other than injunctive relief) will be settled exclusively by arbitration;

         we may terminate the agreement at any time with or without cause (as defined in the agreement) and, if an executive is terminated without cause (including our giving notice of non-renewal), he will receive severance pay and bonus, plus continued medical benefits generally for a period equal to the severance period; and

         if termination is the result of the executive's death or disability, we will pay to the executive or his estate an amount generally equal to six months' base salary at his then current rate of pay (reduced in the case of disability by his long-term disability policy payments).

         Our original employment agreement with David J. Moore extends through January 1, 2001 and automatically renews each year. Mr. Moore's agreement provides for an annual base salary of $225,000 and a target bonus of $325,000 for 2001. If we terminate Mr. Moore without cause, he is entitled to receive severance pay in an amount equal to two times his base salary, plus the maximum bonus for which he is eligible during the fiscal year of termination.

         Our employment agreement with Mark E. Moran provides for an annual base salary of $157,500 and a target bonus of $100,000 for 2001. If we terminate Mr. Moran without cause, he is entitled to receive severance pay in an amount equal to three-quarters of his base salary, plus three-quarters of the maximum bonus for which he is eligible during the fiscal year of termination.

         Our employment agreement with Anthony Plesner provides for an annual base salary of $150,000 and a target bonus of $100,000 for 2001. If we terminate Mr. Plesner without cause, he is entitled to receive severance pay in an amount equal to one year's base salary, plus the maximum bonus for which he is eligible during the fiscal year of termination.

EXECUTIVE COMPENSATION

         The following table provides information about the compensation paid or payable by us for services rendered in all capacities to our Chief Executive Officer and our executive officers for each of the last three fiscal years.

                                                    ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                                    -------------------               ----------------------
                                                                           OTHER       RESTRICTED    SECURITIES   ALL OTHER
NAME AND                                                    BONUS         ANNUAL          STOCK      UNDERLYING   COMPENSATION
PRINCIPAL POSITION                 YEAR    SALARY ($)        ($)       COMPENSATION   AWARD(S) (#)   OPTIONS (#)  ($)
------------------                 ----    ----------        ---       ------------   ------------   -----------  ------------
                                   1998     $259,137       $343,750          0           56,250             0          (1)
David J. Moore (1)                 1999      225,000        375,000          0                0       125,000           0
  Chief Executive Officer..        2000      225,000        120,162          0           41,666       125,000          (1)

Mark E.  Moran (2)                 1998     $125,142       $112,500          0                0        31,250           0
  Senior Vice President and        1999      150,000         36,000          0                0        75,000           0
  General Counsel..........        2000      157,500         37,419          0           25,000        75,000          (2)

                                   1998     $105,192        $66,706          0                0        31,250           0
C. Andrew Johns (3)                1999      150,000        112,500          0                0        75,000           0
  Former Chief Financial Officer   2000      157,500        100,000          0           16,667        50,000          (3)

                                   1998     $153,125       $150,391          0                0             0           0
Jacob I. Friesel (4)               1999      180,250        164,063          0                0        75,000           0
Former Executive Vice President    2000      245,000        135,500          0           25,000        75,000          (4)

E. Thomas Detmer (5)
  Former Chief Operating Officer   2000    $155,629         $56,000          0                0        90,000           0

----------

(1) In 1998, Mr. Moore received 56,250 shares of restricted stock that vest equally over three years. Mr. Moore's 125,000 options issued in January 2000 were cancelled in May 2000 in exchange for 41,666 shares of restricted stock that vest over four years commencing on January 2, 2000.
(2) Mr. Moran's 75,000 options issued in January 2000 were cancelled in May 2000 in exchange for 25,000 shares of restricted stock that vest over four years commencing on January 2, 2000.
(3) As of December 31, 2000, Mr. Johns ceased his employment as our Chief Financial Officer. Mr. Johns' 75,000 options issued in 1999 expired under their terms in January 2001. Mr. Johns' 50,000 options issued in January 2000 were cancelled in May 2000 in exchange for 16,667 shares of restricted stock that were fully vested on December 31, 2000.
(4) As of October 16, 2000, Mr. Friesel ceased his employment as our Executive Vice President. His 75,000 options issued in 1999 were fully vested on October 16, 2000 and his 75,000 options issued in January 2000 were cancelled in May 2000 in exchange for 25,000 shares of restricted stock that were fully vested upon his retirement date of October 16, 2000.
(5) As of May 23, 2001, Mr. Detmer ceased his employment as our Chief Operating Officer and became president of our former subsidiary, Exactis.com. The compensation set forth in the above table is for both Exactis.com and our company in 2000.

STOCK OPTIONS

         The following table contains information concerning the grant of options to each of our executive officers during the year ended December 31, 2000. We did not grant any stock appreciation rights in 2000.

               OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2000

INDIVIDUAL GRANTS

                                                                                  POTENTIAL
                                                                                  REALIZABLE
                                                                                   VALUE AT
                                         PERCENT OF                             ASSUMED ANNUAL
                           NUMBER OF        TOTAL                                  RATES OF
                           SECURITIES      OPTIONS                            STOCK APPRECIATION
                           UNDERLYING    GRANTED TO    EXERCISE                FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN     PRICE    EXPIRATION
          NAME           GRANTED(#)(1)   FISCAL YEAR   ($/SHARE)    DATE(2)           5%              10%
          ----           -------------   -----------   ---------    -------           --              ---
David J. Moore........      125,000         2.0%        $48.38       1/1/10       $1,670,813      $3,692,059
Mark E.  Moran........       75,000         1.2%        $48.38       1/1/10       $1,002,488      $2,215,236
C. Andrew Johns.......       50,000         0.8%        $48.38       1/1/10         $668,325      $1,476,824
Jacob I. Friesel......       75,000         1.2%        $48.38       1/1/10       $1,002,488      $2,215,236
E. Thomas Detmer (4)         90,000         1.4%        $11.07       6/28/10        $275,259        $608,251

----------

(1) All options granted to Messrs. Moore, Moran, Johns and Friesel in 2000 were granted pursuant to the 1998 stock incentive plan. These grants were cancelled in their entirety in exchange for grants of restricted stock in May 2000.
(2) Each option may be subject to earlier termination if the officer's employment with us is terminated.
(3) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of our common stock. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to recipients only if the stock price advances beyond the exercise price shown in the table during the effective option period.
(4) Mr. Detmer's options were issued under the Exactis.com 1999 Stock Option Plan and were exchanged for the above number of options to purchase our common stock.

         The following table provides information for each of our executive officers with respect to the value of options exercised during the year ended December 31, 2000 and the value of outstanding and unexercised options held as of December 31, 2000. There were no stock appreciation rights exercised during 2000 and none were outstanding as of December 31, 2000.

         AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 2000
                        AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING              VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                           AT DECEMBER 31, 2000         AT DECEMBER 31, 2000
                                                           --------------------         --------------------
                          SHARES ACQUIRED     VALUE
NAME                        ON EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                        -----------      --------    -----------  -------------   -----------  -------------
David J. Moore.........              0             $0       62,500        62,500           $0            $0
Mark E.  Moran.........         15,625       $218,750       37,500        53,125           $0            $0
C. Andrew Johns........         15,625       $267,578       53,125        53,125           $0            $0
Jacob I. Friesel.......              0             $0       37,500        37,500           $0            $0
E. Thomas Detmer.......              0             $0      259,369       276,150           $0            $0


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10 percent of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on materials provided to us, all such required reports were filed on a timely basis in 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of our common stock as of October 31, 2001, by: (i) each person who we know to own beneficially more than 5% of the common stock; (ii) each of our directors and executive officers; and (iii) our current directors and executive officers as a group.

                                                         AMOUNT AND NATURE OF
BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP      PERCENTAGE(1)
----------------                                         --------------------      -------------
David J. Moore (2)...................................          1,116,222               2.25%
John F. Barry III (3)................................          1,772,969               3.52%
Norman Blashka.......................................              0                   *
Richard Burns........................................              0                   *
Philipp Gerbert......................................              0                   *
Mark E. Moran (4)....................................           209,633                *
Robert Perkins.......................................              0                   *
Arnie Semsky (5).....................................           12,891                 *
Anthony Plesner (6)..................................           43,750                 *
Moritz Wuttke........................................              0                   *
ALL CURRENT DIRECTORS AND OFFICERS AS A GROUP
(9 PERSONS)(8).......................................          3,111,718               6.12%

PubliGroupe USA Holding, Inc.                                  7,745,504              15.6%

----------

*Represents less than 1% of the outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of common stock subject to options or warrants that are exercisable within 60 days of October 31, 2001 and beneficially owned by the person holding such options and warrants are treated as outstanding for the purpose of computing the percentage ownership for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The address for each of the Persons listed above, unless otherwise specified below, is c/o 24/7 Media, Inc., 1250 Broadway, New York, NY 10001.

(2) Includes 41,666 shares of restricted stock issued under the 1998 stock incentive plan that vest over four years from January 1, 2000 and that are subject to forfeiture under the plan. Includes options to purchase 135,625 shares of common stock held by a family trust and other trusts held for the benefit of family members, beneficial ownership of which is disclaimed by Mr. Moore. Mr. Moore's wife is the trustee of each such trust.

(3) Includes: (1) 656,513 shares of common stock, Class A warrants to purchase 328,257 shares of common stock and Class B warrants to purchase 328,257 shares of common stock, all of which are owned by Prospect Street NYC Discovery Fund, L.P.; (2) 218,838 shares of common stock, Class A warrants to purchase 109,419 shares of common stock and Class B warrants to purchase 109,419 shares of common stock, all of which are owned by Prospect Street NYC Co-Investment Fund, L.P.; and
         (3) options to purchase 22,236 shares of common stock owned by Mr. Barry. Mr. Barry is the managing general partner of Prospect Street NYC Discovery Fund, L.P. and of Prospect Street NYC Co-Investment Fund, L.P. He disclaims beneficial ownership of the securities held by Prospect Street NYC Discovery Fund, L.P. and Prospect Street NYC Co-Investment Fund, L.P.

(4) Includes 25,000 shares of restricted stock issued under the 1998 stock incentive plan that vest over four years from January 1, 2000 and that are subject to forfeiture under the plan. Also, includes options to purchase 75,625 shares of common stock.

(5)      Represents options to purchase 12,891 shares of common stock.

(6)      Represents options to purchase 43,750 shares of common stock.

(7) Pursuant to a Lock-Up and Standstill Agreement dated October 31, 2001, PubliGroupe USA Holding has agreed: (i) to certain limitations and restrictions on its disposition of its shareholdings, (ii) for three years, without the consent of the Company, not to acquire additional shares of the Company's common stock or take any corporation action inconsistent with the recommendations of the Board of Directors of the Company, and (iii) for five years, to vote its shares at any stockholder meeting in the manner recommended by the Board of Directors of the Company, as reflected in the Company's proxy statement.

MEETINGS OF THE BOARD OF DIRECTORS

         Our board of directors held 13 meetings during the year ended December 31, 2000. During the year ended December 31, 2000, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of all committees of the board on which such directors served.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The audit committee, currently composed of Messrs. Barry, Burns and Perkins, who are independent directors, held four meetings during the year ended December 31, 2000. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

         COMPENSATION COMMITTEE. The compensation committee, currently composed of Messrs. Semsky, Burns, Perkins and Wuttke, who are independent directors, held four meetings during the year ended December 31, 2000. The compensation committee approves the salaries and other benefits of our executive officers and administers our non-stock based bonus or incentive compensation plans, excluding any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code. The compensation committee also administers our stock-based incentive plans, including the 1998 stock incentive plan and the 2001 Non-Officers Stock Incentive Plan, and is responsible for granting any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code. Furthermore, the compensation committee consults with our management regarding pension and other benefit plans and compensation policies and practices.

         Our company does not have a nominating committee. The board of directors will consider nominees recommended by stockholders for election as a director. A stockholder wishing to recommend a nominee to the board of directors for election as a director at an annual meeting of stockholders should submit a recommendation in writing to our Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The board of directors retains discretion in the nomination of directors and has no obligation to nominate the candidate recommended by the stockholder or to include such candidate in our proxy materials.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Each of Messrs. Burns, Semsky, Perkins and Wuttke, the current members of the compensation committee, is an independent, outside director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The compensation committee determines our executive compensation policies. The compensation committee determines the compensation of our executive officers and other individuals compensated by us and approves and oversees the administration of our incentive compensation programs for all employees, including executive officers. The compensation committee has reviewed and is in accord with the compensation paid to our executive officers in 2000.

COMPENSATION POLICIES AND PROGRAMS

         Our compensation program is part of a company-wide program covering all employees. The program's goals are to attract, retain and motivate employees, and we utilize incentives such that employees and stockholders share the same risks. The compensation program is designed to link each employee's compensation to our performance. A portion of each employee's compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, business unit and individual goals.

         Grants of stock options are of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

         Executive and employee compensation includes salary, employment-related benefits and long-term incentive compensation:

                  SALARY. Salaries are set competitively relative to comparable positions within and outside the Internet advertising industry. An individual's experience and performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual and company goals.

                  BENEFITS. All employees are eligible for similar benefits, such as health and life insurance.

                  LONG-TERM INCENTIVE COMPENSATION. An incentive compensation program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit, and individual goals. The incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time thereby encouraging continued employment with us.

         CHIEF EXECUTIVE OFFICER. Mr. Moore's base salary for 2001 was set in accordance with his base salary for fiscal 2000 under a previous employment agreement and the amount of his annual incentive award for 2001 was based on the philosophy and programs described above. The fiscal 2001 annual incentive award principally reflected the achievement of a number of our company's 2001 business objectives and also included the compensation committee's subjective evaluation of Mr. Moore's performance during 2001.

                                  Members of the compensation committee:

                                  Richard Burns
                                  Robert Perkins
                                  Arnie Semsky
                                  Moritz Wuttke

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The audit committee of the board of directors was comprised of three directors in 2001 who were and continue to be independent directors. In accordance with its written charter, which was originally approved by the board of directors on May 23, 2000, the audit committee assists the board of directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of our company. A copy of the audit committee's charter is attached as Annex A. In addition, the audit committee recommends to the full board the selection of our independent auditors.

         Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. KPMG LLP, our independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flows under accounting principles generally accepted in the United States. The audit committee has reviewed our audited consolidated financial statements for the year ended December 31, 2000 and discussed them with both management and KPMG LLP. Based upon this review, the audit committee recommended to the full board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

         The audit committee has also discussed with KPMG LLP the matters required to be discussed by generally accepted auditing standards.

         The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence from our company. In addition, the audit committee has considered whether the provision of the non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP's independence.

                                 Members of the audit committee:

                                 John F. Barry III
                                 Richard Burns
                                 Robert Perkins

AUDIT AND RELATED FEES

         AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services for the audit of our annual consolidated financial statements for the year ended December 31, 2000 and the review of the consolidated financial statements included in our Forms 10-Q for the year ended December 31, 2000 were $799,350.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by KPMG LLP to us for financial information systems design and implementation fees for the year ended December 31, 2000.

         ALL OTHER FEES. The aggregate fees billed to us for the year ended December 31, 2000 for all other services rendered by KPMG LLP, principally review work conducted in accordance with securities filings, acquisitions and other corporate transactions, were $679,210.

         The audit committee has determined that the provision of services rendered above for all other fees is compatible with maintaining KPMG LLP's independence.

                                PERFORMANCE GRAPH

Set forth below is a graph comparing the percentage change in our cumulative stockholder return on our Common Stock from August 13, 1998 (the date of our initial public offering) to December 31, 2000, the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing:

         o the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by

         o        the share price at the beginning of the measurement period.

    The cumulative total return on our Common Stock is compared with the Nasdaq Stock Market (U.S.) Index and two self-constructed peer group indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
             AMONG 24/7 MEDIA, INC., THE NASDAQ STOCK MARKET (U.S.)
                              INDEX AND PEER GROUPS

--------------------------------------------------------------------------------
                                     8/13/98    12/31/98    12/31/99    12/31/00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
247 Media                            100.00     151.35      304.05        2.86
--------------------------------------------------------------------------------
Nasdaq Stock Market (U.S.) Index     100.00     121.64      225.75      137.06
--------------------------------------------------------------------------------
Prior Peer Group (1)                 100.00     187.38      726.15      177.47
--------------------------------------------------------------------------------
New Peer Group (2)                   100.00     100.00      330.33       30.07
--------------------------------------------------------------------------------

* Assumes $100 invested on 8/13/98 (including reinvestment of dividends).

(1) Prior Peer Group includes Doubleclick, Inc., America Online, Inc., CNet, Inc., Lycos, Inc. and Yahoo!

(2) New Peer Group includes ValueClick, DoubleClick, Inc., L90, Avenue A and Engage.

         The cumulative total return on our common stock is compared with the Nasdaq Stock Market (U.S.) Index and two self-constructed peer group indices. We have developed a New Peer Group as a result of the initial public offerings of several companies whose business compares more closely to ours than the Prior Peer Group.

                                  PROPOSAL TWO:

                              INDEPENDENT AUDITORS

         Upon the recommendation of the audit committee, our board of directors has appointed KPMG LLP, independent certified public accountants, to audit our books and records for the year ending December 31, 2001.

         Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT CERTIFIED ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

         If you wish to include proposals in the proxy materials for the 2002 annual meeting, you must submit such proposals in writing to be received by our Secretary at 1250 Broadway, New York, New York 10001 on or before October 15, 2002. However, if we decide to change the date of the 2002 annual meeting more than 30 days from December 14, 2002, we will provide you with reasonable time before we begin to print and mail our proxy materials for the 2002 annual meeting in order to allow you an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                  OTHER MATTERS

         We know of no other matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

                  WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

         Our company has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2000 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by requesting a copy on our Internet web site at www.247media.com or in writing or by telephone from us at the following address:

                              24/7 Real Media, Inc.
                                  1250 Broadway
                            New York, New York 10001
                                 (212) 231-7100
                          Attention: Investor Relations

The exhibits to the Form 10-K are available upon payment of charges that approximate our reproduction costs. If you would like to request documents, please do so by December 4, 2001 to receive them before the annual meeting.

                                       By order of the board of directors,

                                       DAVID J. MOORE
                                       President and Chief Executive Officer

November 19, 2001

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                    EXHIBIT A

                                24/7 MEDIA, INC.
                               BOARD OF DIRECTORS
                             AUDIT COMMITTEE CHARTER

                      ADOPTED BY THE BOARD ON MAY 23, 2000

I.       MISSION OF THE COMMITTEE

         The Audit Committee (the "Committee") of 24/7 Real Media, Inc. (the "Company") assists the Board of Directors in fulfilling its oversight responsibilities to relevant constituencies, including shareholders, potential shareholders and the investment community, regarding internal controls, corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. The Committee maintains free and open communications among the Board, the independent public accountants, the Company's Chief Financial Officer and the financial management of the Company.

II.      ORGANIZATION OF THE COMMITTEE

         A. The Committee shall consist of three or more Directors who are not employees of the Company and are free of any relationship that interferes with the exercise of independent judgment. Equity ownership in the Company and affiliation with another entity that is a customer of or vendor to the Company will not, by themselves, be deemed to interfere with a member's judgment. The Board shall designate one member of the Committee to be Chair.

         B. Committee members shall have experience in financial affairs or accounting practices, together with such other qualifications as the Board may from time to time deem appropriate in light of the mission of the Committee. Each of the members shall be able to read and understand financial statements, or will become able to do so within a reasonable period of time after his or her appointment. At least one member of the Committee shall have accounting or related financial management experience and expertise.

         C. The Corporate Secretary, any Assistant Secretary or a delegate shall record and keep minutes of all Committee meetings.

III.     DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

         In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Company's Board of Directors and shareholders that the Company's accounting and reporting practices are in accordance with all necessary requirements and are of the highest quality. In carrying out its responsibilities, the Committee shall:

         A. Review annually the qualifications, objectivity and independence, as well as the fees and expenses of the independent public accountants recommended by management, and recommend annually to the Board of Directors the accounting firm to be selected to audit the financial statements of the Company and its subsidiaries for the current fiscal year.

         B. Oversee the Company's financial reporting processes, internal accounting controls, and compliance with relevant corporate financial policies and procedures.

         C. Meet at least four times annually with the independent public accountants and financial management of the Company in order to review the annual audit plan, the annual audit results (including any comments or recommendations of the independent public accountants, as well as management's response thereto), the status of prior recommendations of the independent public accountants, the quarterly unaudited results, and such other matters as may be appropriate for Committee consideration, and shall hold such additional meetings as the Chair of the Committee deems necessary. The Committee shall also consider and review with the independent public accountants the nature and resolution of any significant or unusual accounting matters that face the Company.

         D. Regularly assess the overall quality of the Company's system of internal accounting controls by reviewing internal control evaluations performed by the Company and the independent accountants.

         E. Receive reports from time to time by the Chief Financial Officer and the General Counsel of the Company concerning litigation, contingencies or other material matters that may result in either liability to the Company or significant risk or exposure of the Company. The Committee shall review the matters so reported and advise the Board of Directors of the Company accordingly.

         F. Provide the independent public accountants and the Company's Chief Financial Officer with full and free access to the Committee to meet privately whenever appropriate.

         G. Report to the Board of Directors of the Company following each meeting, and at such other times, as circumstances warrant. The Committee shall report to the Board of Directors any matters or concerns raised by the independent public accountants that the Committee views as requiring the attention of the Board.

         H. Review and reassess the adequacy of this Charter at least annually.


                                  [End of text]

                                               - DETACH PROXY CARD HERE -
                                     YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                                      BEDORE RETURNING IT IN THE ENCLOSED ENVELOPE

    MARK, SIGN, DATE AND RETURN                      |_|                       Please sign exactly as your name appears
    THE PROXY CARD PROMPTLY                VOTES MUST BE INDICATED             hereon. Joint owners should each sign.
|_| USING THE ENCLOSED ENVELOPE.           (X) IN BLACK OR BLUE INK.           When signing as attorney, executor,
                                                                               administrator, trustee, or guardian,
                                                                               please give full title as such. If a
                                                                               corporation, please sign in full
                                                                               corporate name by President or other
                                                                               authorized officer. If a partnership,
                                                                               please sign in partnership name by
                                                                               authorized person.

                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2) AND (3).
                                                                 ---
1. Election of two Class III directors.

GRANT authority to vote    |_|    WITHHOLD authority to vote    |_|    *EXCEPTIONS    |_|
for the nominees                  for the nominees


Nominees: Arnie Semsky and Philipp Gerbert

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

*Exceptions
            --------------------------------------------------


                                                   FOR      AGAINST      ABSTAIN

2. Proposal to ratify the appointment of KPMG      |_|        |_|          |_|
   LLP as the independent certified public
   accountants of 24/7 Real Media, Inc. for the fiscal year ending December 31, 2001.


3. Authority to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                    Shareholder sign here                   Date

                                    ------------------------------  ------------

                                    Co-Owner sign here

                                    --------------------------------------------

                              24/7 REAL MEDIA, INC.

                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of 24/7 Real Media, Inc. hereby appoints David J. Moore and Mark E. Moran, or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share, of 24/7 Real Media, Inc which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, on Friday, December 14, 2001, at 10:00 a.m., local time, or at any adjournment or postponement thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of,and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECT-ED HEREIN BY THE UNDERSIGNED STOCKHOLDER.IF A PROXY IS SIGNED AND DATED BUT NOT MARKED,THIS PROXY WILL BE VOTED "FOR " PROPOSALS 1 AND 2.

                         (To be signed on reverse side)

I will attend the meeting.         |_|      24/7 REAL MEDIA, INC.
                                            P.O. BOX 11401
                                            NEW YORK, N.Y. 10203-0401

I will not attend the meeting.     |_|

To change your address, please     |_|
mark this box and correct at left.